Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FIRST QUARTER FISCAL 2021 RESULTS

Comparable store restaurant and retail sales showed strong improvement over previous quarter

LEBANON, Tenn. – December 3, 2020 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter of fiscal 2021 ended October 30, 2020.

First Quarter Fiscal 2021 Highlights

•	Comparable store sales improved significantly compared to the fourth quarter, as comparable store restaurant sales decreased 16.4% in the first quarter compared to a decrease of 39.2% in the fourth quarter, and comparable store retail sales declined 8.1% in the first quarter compared to a decrease of 32.3% in the fourth quarter.
•	Comparable store off-premise sales grew 122% over the prior year quarter and represented approximately 25% of restaurant sales.
•	GAAP earnings per diluted share were $7.18 compared to prior year quarter GAAP earnings per diluted share of $1.79. Adjusted earnings per diluted share were $0.69. (See non-GAAP reconciliation below.)
•	Net income was $170.7 million, and adjusted EBITDA was $54.1 million. (See non-GAAP reconciliation below.)

Commenting on the first quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I’m pleased with the significant improvement we saw in both first quarter comparable store restaurant and retail sales compared to the previous quarter, and I believe these results reflect the effectiveness of our strategy and the strength of our brand. However, given the recent nationwide resurgences of COVID-19 and the resulting restrictions that have been imposed in many of our communities, our outlook remains cautious. While we anticipate headwinds in the coming months, I am confident that we have ample liquidity and the right plans in place to successfully navigate through the uncertain environment.”

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

December 3, 2020

First Quarter Fiscal 2021 Results

Revenue

The Company’s sales recovery continued into the first quarter, as both restaurant and retail sales saw strong improvements compared to the fourth quarter of fiscal 2020. The Company reported total revenue of $646.5 million for the first quarter of fiscal 2021, representing a decrease of 13.7% compared to the first quarter of the prior year. Cracker Barrel first quarter comparable store restaurant sales decreased 16.4% compared to the prior year quarter, which was comprised of an 18.3% decrease in comparable store restaurant traffic partially offset by a 1.9% increase in average check. Comparable store retail sales decreased 8.1% compared to the prior year quarter.

Cracker Barrel comparable store restaurant and retail sales for the third and fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 were as follows when compared to the prior year comparable periods:

	Third Quarter Ended 5/1	Fourth Quarter Ended 7/31	First Quarter Ended 10/30
Comparable store restaurant sales	(41.7)%	(39.2)%	(16.4)%
Comparable store retail sales	(45.5)%	(32.3)%	(8.1)%

Operating Income (EBIT), Net Income and Adjusted EBITDA

GAAP operating income in the first quarter was $237.1 million, or 36.7% of total revenue. As previously disclosed, the Company closed a sale-leaseback transaction in August in which it sold 62 properties for a purchase price of approximately $150 million. Excluding the approximately $217.7 million gain on sale of assets from this transaction, approximately $3.2 million in non-cash amortization of the asset recognized from the gains on the sale-leaseback transactions, and approximately $5.2 million in expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company’s 2020 annual meeting of shareholders, adjusted operating income was $27.7 million, or 4.3% of total revenue compared to prior year quarter operating income of $63.4 million, or 8.5% of total revenue. Net income was $170.7 million, or 26.4% of total revenue, and adjusted EBITDA was $54.1 million, or 8.4% of total revenue, in the first quarter. (See non-GAAP reconciliation below.)

Earnings per Diluted Share

GAAP earnings per diluted share were $7.18 compared to prior year period GAAP earnings per diluted share of $1.79. Adjusted earnings per diluted share were $0.69. (See non-GAAP reconciliation below.)

Fiscal 2021 Outlook

As a result of the pandemic, the sales performance of the Company’s stores varies significantly and is heavily influenced by factors outside the Company’s control, including, but not limited to, capacity restrictions, jurisdictional regulations, and the extent that the local economy is open. The Company anticipates these circumstances will continue for the foreseeable future, and, in recognition of this uncertainty, is not providing annual earnings guidance.

Quarter to date in the Company’s second quarter of fiscal 2021, preliminary comparable store restaurant sales and comparable store retail sales each decreased approximately 20% compared to the prior year period.

Fiscal 2021 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through December 17, 2020.

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

December 3, 2020

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping — all at a fair price. By creating a world filled with hospitality through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2021 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our increased level of indebtedness brought on by additional borrowing necessitated by the COVID-19 pandemic; general or regional economic weakness, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

December 3, 2020

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
	10/30/20	11/1/19	Percentage Change
Total revenue	$646,454	$749,040	(14)%
Cost of goods sold, exclusive of depreciation and rent	199,044	219,814	(9)
Labor and other related expenses	227,188	263,314	(14)
Other store operating expenses	161,274	162,908	(1)
General and administrative expenses	39,564	39,631	(0)
Gain on sale-leaseback	(217,722)	0
Operating income	237,106	63,373	274
Interest expense	10,715	3,580	199
Income before income taxes	226,391	59,793	279
Provision for income taxes	55,711	10,590	426
Loss from unconsolidated subsidiary	0	(5,980)
Net income	$170,680	$43,223	295

Earnings per share – basic:	$7.20	$1.80	300
Earnings per share – diluted:	$7.18	$1.79	301

Weighted average shares:
Basic	23,707,750	24,038,354	(1)
Diluted	23,771,230	24,103,922	(1)

Ratio Analysis
Total revenue:
Restaurant	79.7%	81.0%
Retail	20.3	19.0
Total revenue	100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	30.8	29.3
Labor and other related expenses	35.1	35.2
Other store operating expenses	25.0	21.7
General and administrative expenses	6.1	5.3
Gain on sale-leaseback	(33.7)	0.0
Operating income	36.7	8.5
Interest expense	1.7	0.5
Income before income taxes	35.0	8.0
Provision for income taxes	8.6	1.4
Loss from unconsolidated subsidiary	0.0	(0.8)
Net income	26.4%	5.8%

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

December 3, 2020

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited and in thousands, except share amounts)

	10/30/20	11/1/19
Assets
Cash and cash equivalents	$597,619	$43,209
Accounts receivable	22,338	22,104
Inventories	155,737	188,719
Prepaid expenses and other current assets	49,169	39,381
Property and equipment, net	1,006,371	1,177,969
Operating lease right-of-use assets, net	1,009,509	473,488
Investment in unconsolidated subsidiary	0	83,120
Other assets	79,379	109,897
Total assets	$2,920,122	$2,137,887

Liabilities and Shareholders’ Equity
Accounts payable	$136,051	$145,945
Other current liabilities	308,565	296,712
Long-term debt	910,000	485,000
Long-term operating lease liabilities	773,204	467,085
Other long-term obligations	117,965	81,177
Deferred income taxes	82,725	56,184
Shareholders’ equity, net	591,612	605,784
Total liabilities and shareholders’ equity	$2,920,122	$2,137,887
Common shares issued and outstanding	23,720,324	23,975,958

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

December 3, 2020

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED CASH FLOW STATEMENT (Unaudited and in thousands)
	Three Months Ended
	10/30/20	11/1/19
Cash flows from operating activities:
Net income	$170,680	$43,223
Loss from unconsolidated subsidiary	0	5,980
Depreciation and amortization	26,351	28,678
Loss on disposition of property and equipment	801	1,740
Gain on sale-leaseback	(217,722)	0
Impairment	0	664
Share-based compensation, net of excess tax benefit	1,974	1,798
Noncash lease expense	13,888	15,330
Amortization of asset recognized from gain on sale and leaseback transaction	3,184	0
Increase in inventories	(16,646)	(33,534)
Increase in accounts payable	32,547	11,848
Net changes in other assets and liabilities	41,934	(30,892)
Net cash provided by operating activities	56,991	44,835
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(11,214)	(27,828)
Proceeds from sale of property and equipment	149,829	1,534
Notes receivable from unconsolidated subsidiary	0	(16,000)
Acquisition of business, net of cash acquired	(1,500)	(32,971)
Net cash provided by (used in) investing activities	137,115	(75,265)
Cash flows from financing activities:
Net proceeds from long-term debt	0	85,000
(Taxes withheld) from issuance of share-based compensation awards	(1,992)	(1,994)
Purchases and retirement of common stock	0	(14,188)
Dividends on common stock	(31,491)	(32,063)
Net cash provided by (used in) financing activities	(33,483)	36,755

Net increase in cash and cash equivalents	160,623	6,325
Cash and cash equivalents, beginning of period	436,996	36,884
Cash and cash equivalents, end of period	597,619	43,209

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

November 12, 2020

CRACKER BARREL OLD COUNTRY STORE, INC.
Supplemental Information
(Unaudited)

	First Quarter Ended
	10/30/20	11/1/19
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company*	0	28

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	663	660
Maple Street Biscuit Company*	35	28
Holler & Dash*	0	7
Total	698	695

Note*: The Company acquired 28 Maple Street Biscuit Company locations in the first quarter of fiscal 2020. After the acquisition, the Company converted six Holler & Dash locations into Maple Street units, permanently closed one Holler & Dash, and opened an additional Maple Street location during fiscal 2020.

	First Quarter Ended
	10/30/20	11/1/19
Total revenue**: (In thousands)
Restaurant	$507,241	$604,568
Retail	131,230	141,953
Total revenue	$638,471	$746,521

Cost of goods sold** (exclusive of depreciation and rent): (In thousands)
Restaurant	$130,814	$148,861
Retail	66,431	70,352
Total cost of goods sold	$197,245	$219,213

Average unit volume**: (In thousands)
Restaurant	$765.0	$916.0
Retail	197.9	215.1
Total	$962.9	$1,131.1

Operating Weeks**	8,620	8,580

Note**: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company and Holler & Dash

Q1 2021 vs. Q1 2020
Comparable Cracker Barrel store sales period to period decrease:
Restaurant	(16.4)%
Retail	(8.1)%
Number of Cracker Barrel locations in comparable store base:	655

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Cracker Barrel Reports First Quarter Fiscal 2021 Results

December 3, 2020

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its first quarter fiscal 2021 adjusted operating income and earnings per share. This reconciliation excludes the gain on sale of assets from the sale-leaseback transaction that closed in the first quarter, non-cash amortization of the asset recognized from the gains on sale-leaseback transactions, expenses related to the proxy contest initiated by Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders, and the related tax impacts of these items. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	First Quarter Ended October 30, 2020
	As Reported	Adjustment	As Adjusted
Total Revenue	$646,454	-	$646,454
Store operating expense (1)	587,506	(3,184)	584,322
General and administrative expense (2)	39,564	(5,154)	34,410
Gain on sale-leaseback (3)	(217,722)	217,722	-
Operating income	237,106	(209,384)	27,722
Interest expense	10,715	-	10,715
Income before income taxes	226,391	(209,384)	17,007
Provision for income taxes (4)	55,711	(55,038)	673
Loss from unconsolidated subsidiary	-	-	-
Net income	$170,680	$(153,346)	$16,334
Earnings per share – basic	$7.20	$(6.51)	$0.69
Earnings per share – diluted	$7.18	$(6.49)	$0.69

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale-leaseback transactions.

(2) Adjusted for proxy contest-related expenses.

(3) Adjusted for the gain on sale of assets related to the sale-leaseback transaction.

(4) Adjusted for the tax impacts of (1), (2), and (3) above.

EBITDA and Adjusted EBITDA

In the accompanying press release, the Company makes reference to its first quarter fiscal 2021 EBITDA and adjusted EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale-leaseback transactions, interest expense and tax expense. This reconciliation further excludes the gain on sale of assets from the first quarter sale-leaseback transaction, and expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders resulting in adjusted EBITDA. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and clearer comparability to prior period results. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

First Quarter Ended October 30, 2020
Net Income	$170,680
(+) Depreciation & amortization	26,351
(+) Amortization of asset recognized from the gains on sale-leaseback transactions	3,184
(+) Interest expense	10,715
(+) Tax expense	55,711
EBITDA	$266,641
Adjustments
(-) Gain on sale-leaseback	(217,722)
(+) Proxy contest-related expenses	5,154
Adjusted EBITDA	$54,073

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